EXHIBIT 99.1

For Immediate Release	5995 Plaza Drive Cypress, California 90630 Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason Media Relations (714) 226-3530	Dan Yarbrough Investor Relations (714) 226-3540

PacifiCare Health Systems Announces 3rd Quarter 2004 Results

•	EPS totaled $0.94 per diluted share
•	Net income up 31% year-over-year
•	Total revenue up 13% from prior year
•	Cash Flow from Operations two times net income at $187 million
•	2004 EPS guidance raised to $3.15-$3.20

CYPRESS, Calif., November 3, 2004 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the third quarter ended September 30, 2004 was $88 million, or $0.94 per diluted share. This compares with reported net income of $67 million, or $0.86 per diluted share, for the third quarter of last year. All EPS and share numbers in this release have been adjusted to reflect the 2-for-1 stock split that was effective January 20, 2004.

“The strength of the third quarter’s earnings is evident by the fact that we exceeded analysts’ expectations even after including $10 million of pretax severance and software charges in SG&A,” said Chairman and Chief Executive Officer Howard Phanstiel. “Additionally, as a result of the company’s stock repurchase program, we now expect a lower average outstanding share count for 2004 and are increasing our full-year EPS guidance from $3.07 to $3.17 to a range of $3.15 to $3.20.”

1

Revenue and Membership

Third quarter 2004 total revenue of $3.1 billion was 13% higher than the same quarter a year ago. Commercial revenue rose 12%, driven by premium increases of 8.4% per member per month (PMPM) and a 4% growth in membership. Senior revenue grew 11% over the third quarter of last year as the result of a premium increase of 9.3% PMPM and a 2% rise in membership.

Specialty and Other revenue grew 42% over the third quarter last year, primarily due to increased revenue at the company’s pharmacy benefit management subsidiary, Prescription Solutions. This revenue growth was driven by an increase in total membership, which rose by 595,000 or 12% year-over-year, and a focused marketing initiative resulting in a year-over-year increase in the mail order prescription fulfillment rate from 22.9% to 26.8%.

Health Care Costs

The third quarter consolidated medical loss ratio (MLR) of 84.1% increased 50 basis points from the third quarter of 2003, but improved by 100 basis points sequentially.

The year-over-year increase in the consolidated MLR was driven by a 50 basis point rise in the private sector commercial MLR to 83.5%, and a 30 basis point rise in the government sector senior MLR, to 84.9%.

On a year-to-date basis, the consolidated MLR of 84.7% was 60 basis points higher than the previous year’s MLR of 84.1%. However, consolidated MLR through nine months in 2003 included the benefit of favorable prior period developments equal to 70 basis points.

The private sector commercial MLR was down 20 basis points, to 83.8%, and the government sector MLR was up 150 basis points to 85.9%, on a year-to-date basis when compared to 2003. However, the favorable prior period developments through three quarters in 2003 benefited the private sector commercial MLR by 50 basis points and the government sector MLR by 90 basis points.

2

Selling, General & Administrative Expenses

The SG&A expense ratio of 13% for the third quarter of 2004 decreased by 40 basis points year-over-year, reflecting the growth in membership and revenue. The ratio increased 70 basis points from the prior quarter primarily due to approximately $10 million in charges taken in the third quarter for the write-off of software and severance costs related to the elimination of 241 positions as a result of business process improvements, as well as accruals for performance related compensation.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled approximately $1.1 billion at September 30, 2004, approximately $14 million lower than the prior quarter. The IBNR component of MCBP decreased by approximately $6 million sequentially, primarily as the result of the normal seasonal decrease in medical expenses related to the senior business.

Days claims payable for the third quarter compared to the prior quarter decreased slightly to 38.5 days from 38.7 days. However, after excluding the non-risk, capitated portion of the company’s business, as well as other non-claim related liabilities, days claims payable increased from 70 days to 70.9 days.

Cash flow from operations in the third quarter of 2004 was $186.7 million, or more than two times net income.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Wednesday, November 3, 2004 at 11:00 AM Pacific time, 2:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (800) 857-9879, password “PacifiCare”. A replay of the call will be available through November 25, 2004 at (866) 507-6377. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on About PacifiCare, Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to any non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

3

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, full year 2004 expectations related to earnings, medical loss ratios, and the adequacy of reserves for claims. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership targets as a result of premiums or benefit adjustments, inability to execute cost control strategies, including medical management programs, actual medical claims differing from current estimates, inability to maintain required capital levels at the company’s regulated subsidiaries, inability to maintain profitability and growth at the company’s specialty businesses, provider financial problems or bankruptcy, provider contracts oversight relations and other matters, unexpected increases in competition, new regulations or laws relating to capitation, Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters, inability of proposed new portfolio offerings to improve membership and profitability, the inability to comply with existing bank covenants, and earnings dilution caused by potential conversion of the company’s convertible debt into common stock. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with approximately 3 million health plan members and approximately 10 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Currently, more than 99 percent of PacifiCare’s commercial health plan members are enrolled in plans that have received Excellent Accreditation by the National Committee for Quality Assurance (NCQA). PacifiCare’s specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com <http://www.pacificare.com>.

4

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per-share amounts )	2004	2003	2004	2003
Revenue:
Commercial	$1,419,140	$1,264,072	$4,219,045	$3,733,378
Senior	1,480,778	1,334,318	4,332,078	4,059,687
Specialty and other	181,199	127,577	501,891	363,912
Net investment income	24,509	16,200	64,183	55,019

Total operating revenue	3,105,626	2,742,167	9,117,197	8,211,996
Expenses:
Health care services and other:
Commercial	1,192,632	1,056,512	3,559,411	3,156,147
Senior	1,257,631	1,130,124	3,730,703	3,427,000
Specialty and other	101,678	66,019	276,170	191,767

Total health care services and other	2,551,941	2,252,655	7,566,284	6,774,914

Selling, general and administrative expenses	401,050	364,257	1,142,525	1,041,100

Operating income	152,635	125,255	408,388	395,982
Interest expense, net	(10,182)	(16,924)	(31,852)	(56,884)

Income before income taxes	142,453	108,331	376,536	339,098
Provision for income taxes	54,285	40,841	145,343	127,840

Net income	$88,168	$67,490	$231,193	$211,258

Weighted average common shares outstanding used to calculate basic earnings per share (1)	83,691	73,850	84,296	72,936

Basic earnings per share (1)	$1.05	$0.91	$2.74	$2.90

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share (1)	94,492	78,420	95,416	76,486

Diluted earnings per share (1)	$0.94	$0.86	$2.44	$2.76

(1) All applicable per share amounts reflect the retroactive effect of the two-for-one common stock split in the form of a stock dividend that was effective January 20, 2004

OPERATING STATISTICS

Medical loss ratio:
Consolidated	84.1%	83.6%	84.7%	84.1%

Private - Commercial	83.5%	83.0%	83.8%	84.0%
Private - Senior	69.5%	65.1%	72.4%	66.8%
Private - Consolidated	83.2%	82.7%	83.6%	83.7%

Government - Senior	84.9%	84.6%	85.9%	84.4%
Government - Consolidated	84.9%	84.6%	85.9%	84.4%

Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	13.0%	13.4%	12.6%	12.8%
Operating income as a percentage of operating revenue	4.9%	4.6%	4.5%	4.8%
Effective tax rate	38.1%	37.7%	38.6%	37.7%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2004	2003(1)	2004	2003(1)
Operating activities:
Net income	$88,168	$67,490	$231,193	$211,258
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,686	11,768	37,407	34,465
Deferred income taxes	(1,122)	(18,414)	32,899	(12,119)
Stock-based compensation expense	7,445	4,886	27,822	13,135
Tax benefit realized upon exercise of stock-based compensation	2,618	3,045	15,982	7,708
Amortization of intangible assets	4,946	5,430	14,839	16,477
Amortization of notes receivable from sale of fixed assets	(1,421)	(1,424)	(4,172)	(4,188)
Amortization of capitalized loan fees	1,077	1,280	3,232	6,376
Loss on disposal of property, plant and equipment	2,325	15,665	2,749	18,345
Provision for doubtful accounts	1,601	702	425	3,479
Amortization of discount on 10 3/4% senior notes	71	109	213	327
Employer benefit plan contributions in treasury stock	—	—	—	1,363
Changes in assets and liabilities:
Receivables, net	9,645	18,584	(41,555)	(283)
Prepaid expenses and other assets	11,930	302	1,087	(29,923)
Medical claims and benefits payable	(14,100)	(21,600)	39,100	(6,200)
Accounts payable and accrued liabilities:
Payments for Office of Personnel Management settlement, net of amounts received	—	—	—	(10,000)
Accrued taxes	7,075	12,237	(971)	36,390
Other changes in accounts payable and accrued liabilities	49,677	8,039	27,909	30,427
Unearned premium revenue	4,084	(13,629)	(394,223)	(417,998)

Net cash flows provided by (used in) operating activities	$186,705	$94,470	$(6,064)	$(100,961)

Investing activities:
Purchase of marketable securities, net	$(131,561)	$(34,243)	$(242,546)	$(136,617)
Purchase of property, plant and equipment	(17,815)	(13,946)	(45,087)	(37,047)
Sale (purchase) of marketable securities - restricted	2,632	(704)	29,495	17,637
Proceeds from the sale of property, plant and equipment	—	—	—	21

Net cash flows used in investing activities	$(146,744)	$(48,893)	$(258,138)	$(156,006)

Financing activities:
Purchase and retirement of common stock	$(62,409)	$—	$(102,951)	$—
Proceeds from issuance of common stock	12,130	9,801	43,206	22,966
Payments on software financing agreement	(1,462)	(1,108)	(5,515)	(3,295)
Principal payments on long-term debt	(417)	(38)	(1,365)	(150,585)
Proceeds from borrowings of long-term debt	—	—	—	150,000
Loan fees	—	—	—	(6,949)
Use of restricted cash collateral for payment of FHP senior notes	—	43,250	—	43,250
Principal payments on FHP senior notes	—	(43,250)	—	(43,250)

Net cash flows provided by (used in) financing activities	$(52,158)	$8,655	$(66,625)	$12,137

Net increase (decrease) in cash and equivalents	$(12,197)	$54,232	$(330,827)	$(244,830)
Beginning cash and equivalents	879,792	652,627	1,198,422	951,689

Ending cash and equivalents	$867,595	$706,859	$867,595	$706,859

(1)	Presentation changes have been made to September 30, 2003 to conform to the 2004 presentation.

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

(in thousands)	September 30, 2004	December 31, 2003	September 30, 2003
Assets:
Cash, equivalents and marketable securities	$2,454,200	$2,558,142	$2,042,058
Receivables, net	303,945	265,943	290,892
Property, plant and equipment, net	152,920	149,407	146,807
Goodwill and intangible assets, net	1,189,373	1,204,212	1,209,643
Other assets	371,544	441,600	404,077

Total assets	$4,471,982	$4,619,304	$4,093,477

Liabilities and equity:
Total medical claims and benefits payable	$1,066,600	$1,027,500	$1,038,300
Current portion of long-term debt	6,059	7,496	6,232
Long-term debt	607,470	612,700	787,067
Other liabilities	731,299	1,120,071	669,995
Total stockholders’ equity	2,060,554	1,851,537	1,591,883

Total liabilities and equity	$4,471,982	$4,619,304	$4,093,477

MEMBERSHIP DATA

(Unaudited)

	September 30, 2004	December 31, 2003	September 30, 2003
Commercial:
HMO	1,923,700	1,994,800	2,002,400
PPO and indemnity	304,800	183,500	142,600
Employer self-funded	40,700	24,600	24,500

	2,269,200	2,202,900	2,169,500

Senior:
Medicare Advantage	693,300	682,300	687,200
Medicare Supplement	34,300	26,900	26,200
CMS Disease Management	1,500	—	—

	729,100	709,200	713,400

Total membership	2,998,300	2,912,100	2,882,900

Pharmacy benefit management (A)	5,526,300	4,983,500	4,931,200
Behavioral health (B)	3,762,300	3,660,100	3,792,000
Dental and vision (B)	821,100	719,600	703,200

(A)	Pharmacy benefit management membership include PacifiCare members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.
(B)	Behavioral health, dental and vision membership includes PacifiCare members in our Commercial, Medicare Advantage or Medicare Supplement plans that also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services and Other Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2004	2003	2004	2003
Commercial:
Commercial revenue	$1,419.1	$1,264.1	$4,219.0	$3,733.4
Net effect of specialty premiums, administrative service fee revenue and eliminations	77.6	69.4	229.4	204.8

Consolidated commercial premiums	$1,496.7	$1,333.5	$4,448.4	$3,938.2

Commercial health care services and other expenses	$1,192.6	$1,056.5	$3,559.4	$3,156.1
Net effect of specialty health care services and other expenses and eliminations	56.7	50.1	167.9	151.2

Consolidated health care services expenses related to consolidated commercial premiums	$1,249.3	$1,106.6	$3,727.3	$3,307.3

Senior:
Senior revenue	$1,480.8	$1,334.3	$4,332.1	$4,059.7
Net effect of specialty premiums, administrative service fee revenue and eliminations	7.2	2.9	16.7	1.6

Consolidated senior premiums	$1,488.0	$1,337.2	$4,348.8	$4,061.3

Senior health care services and other expenses	$1,257.6	$1,130.1	$3,730.7	$3,427.0
Net effect of specialty health care services and other expenses and eliminations	1.9	(2.8)	(2.9)	(7.9)

Consolidated health care services expenses related to consolidated senior premiums	$1,259.5	$1,127.3	$3,727.8	$3,419.1

PacifiCare Health Systems, Inc.

Guidance Metrics

(Unaudited)

Earnings Per Share for the Year Ending December 31, 2004

Earnings per share for the year ending December 31, 2004 has been increased from a range of $3.07 to $3.17 to a range of $3.15 to $3.20.

Earnings Per Share for the Quarter Ending December 31, 2004

Earnings per share for the quarter ending December 31, 2004 is forecasted to be a range of $0.71 to $0.76.

EBITDA for the Year Ending December 31, 2004

EBITDA for the year ending December 31, 2004 is forecasted to be approximately $600 million.

Free Cash Flow for the Year Ending December 31, 2004

Free cash flow for the year ending December 31, 2004 is forecasted to be approximately $280 million.

Commercial Membership Net Growth for the Year Ending December 31, 2004

Commercial membership net growth guidance for the year ending December 31, 2004 has been revised from a range of 5% to 6% to approximately 4% for the calendar year 2004 as compared to 2003.

Operating Revenue for the Year Ending December 31, 2004

Operating revenue guidance for the year ending December 31, 2004 has been revised from an increase of 12% to a range of 11% to 11.5% for the calendar year 2004 as compared to 2003.

Government Sector MLR for the Year Ending December 31, 2004

The government sector MLR for the year ending December 31, 2004 has been lowered from a forecasted range of 86.5% to 87.5% to a forecasted range of 86.0% to 86.5%.

Medicare Advantage Ending Membership

Medicare Advantage ending membership guidance, including CMS Disease Management members, has been revised as follows:

	Period Ending
	Dec. 31, 2004	Dec. 31, 2005
Ending Membership	704,000	743,000

Government Sector Gross Margin for the Year Ending December 31, 2004

The government sector gross margin for the year ending December 31, 2004 has been revised from a range of 13.0% to 13.5% to a range of 13.5% to 14.0%.

Specialty and Other Gross Margin for the Year Ending December 31, 2004

Specialty and other gross margin guidance for the year ending December 31, 2004 has been revised from a range of 48.5% to 49.5% to a range of 44.5% to 45.5%.

Weighted Average Number of Shares Outstanding (“WANS”)

Full year WANS guidance has been revised as follows:

	Period Ending
(in millions)	Dec. 31, 2004	Dec. 31, 2005
Full year WANS	95.5	96.7

PacifiCare Health Systems, Inc.

Membership Information

(Unaudited)

	September 30, 2004			June 30, 2004			September 30, 2003
(In thousands)	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL
Managed Care Membership (1)

Arizona	154.7	95.6	250.3	167.2	93.6	260.8	153.8	86.8	240.6
California	1,488.3	357.1	1,845.4	1,493.1	357.1	1,850.2	1,390.3	348.8	1,739.1
Colorado	250.5	52.1	302.6	247.9	52.1	300.0	218.7	53.5	272.2
Guam	27.5	—	27.5	27.5	—	27.5	31.3	—	31.3
Nevada	38.9	25.5	64.4	36.0	25.2	61.2	30.8	25.7	56.5
Oklahoma	85.4	15.1	100.5	83.9	15.3	99.2	95.4	18.9	114.3
Oregon	58.6	23.0	81.6	58.3	23.2	81.5	62.4	24.4	86.8
Texas	93.8	79.9	173.7	89.8	76.8	166.6	115.9	76.0	191.9
Washington	71.5	45.0	116.5	66.3	46.3	112.6	70.9	53.1	124.0

Total Managed Care Membership	2,269.2	693.3	2,962.5	2,270.0	689.6	2,959.6	2,169.5	687.2	2,856.7

Total Membership

Commercial
HMO			1,923.7			1,963.0			2,002.4
PPO			304.8			279.5			142.6
Employer self-funded			40.7			27.5			24.5

Total Commercial			2,269.2			2,270.0			2,169.5

Senior
Medicare Advantage			693.3			689.6			687.2
Medicare Supplement			34.3			32.8			26.2
CMS Disease Management			1.5			—			—

Total Senior			729.1			722.4			713.4

Total Membership			2,998.3			2,992.4			2,882.9

	September 30, 2004			June 30, 2004			September 30, 2003
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership

Pharmacy benefit management (2)	2,998.3	2,528.0	5,526.3	2,992.4	2,552.7	5,545.1	2,882.9	2,048.3	4,931.2
Behavioral health (3)	2,055.8	1,706.5	3,762.3	1,995.6	1,757.0	3,752.6	1,956.1	1,835.9	3,792.0
Dental and vision (3)	589.8	231.3	821.1	577.3	231.7	809.0	458.1	245.1	703.2

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.
(2)	Pharmacy benefit management PacifiCare membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.
(3)	Behavioral health, dental and vision PacifiCare membership represents members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Percent of Health Care Services and Other Expenses

Capitated vs. Other Expenses

(Unaudited)

	Three Months Ended September 30,
(In millions)	2004				2003
	Commercial		Senior		Commercial		Senior
Capitation expense	$387	32%	$724	58%	$377	36%	$677	60%
All other health care services and other expenses	806	68%	534	42%	680	64%	453	40%

Total health care services and other expenses	$1,193	100%	$1,258	100%	$1,057	100%	$1,130	100%

	Nine Months Ended September 30,
	2004				2003
	Commercial		Senior		Commercial		Senior
Capitation expense	$1,188	33%	$2,137	57%	$1,128	36%	$2,047	60%
All other health care services and other expenses	2,371	67%	1,594	43%	2,028	64%	1,380	40%

Total health care services and other expenses	$3,559	100%	$3,731	100%	$3,156	100%	$3,427	100%

PacifiCare Health Systems, Inc.

Changes in Medical Claims and Benefits Payable

(Unaudited)

(In thousands)
Balance June 30, 2004	$1,080,700
IBNR health care decreases	(6,100)	Primarily due to 5% decrease in senior health care costs per risk member, offset by a 2% increase in total risk membership compared to the quarter ended June 30, 2004.
Insolvency reserve	(5,400)	Decrease due to the receipt of additional provider financial information.
Other	(2,600)

Balance September 30, 2004	$1,066,600

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

		Three Months Ended
		9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004
Commercial	Days in the quarter	92	92	91	91	92
A	MCBP ($000s) at end of period	$649,432	$667,002	$714,442	$691,109	$680,842
B	Total HMO and PPO commercial members (000s) at end of period	2,145	2,178	2,213	2,242	2,228
C=A/B	MCBP per member at end of period	$302.77	$306.25	$322.84	$308.26	$305.58
D=A/(Health care costs/ Days in quarter)	Days claims payable	53.2	52.1	52.0	48.7	48.4

E	IBNR ($000s) (3)	$457,724	$505,311	$535,414	$548,959	$553,904
F	Claims expense per day ($000s) (3)	$6,178	$6,598	$7,176	$7,327	$7,352
G=E/B	IBNR per member at end of period	$213.39	$232.01	$241.94	$244.85	$248.61
H=E/F	IBNR days claims payable	74.1	76.6	74.6	74.9	75.3

I	Days to turn claims (1)(2)	60.4	62.2	62.4	63.5	63.5

J = H/I	IBNR days claims payable/days to turn claims ratio	1.23	1.23	1.20	1.18	1.19
Senior
A	MCBP ($000s) at end of period	$403,868	$360,498	$390,058	$389,591	$385,758
B	Total Medicare Advantage and Medicare Supplement members (000s) at end of period	713	709	719	722	728
C=A/B	MCBP per member at end of period	$566.43	$508.46	$542.50	$539.60	$529.89
D=A/(Health care costs/ Days in quarter)	Days claims payable	32.9	29.8	29.0	28.4	28.2

E	IBNR ($000s) (3)	$281,865	$276,226	$298,866	$303,222	$291,238
F	Claims expense per day ($000s) (3)	$3,915	$3,997	$4,823	$4,847	$4,573
G=E/B	IBNR per member at end of period	$395.32	$389.60	$415.67	$419.98	$400.05
H=E/F	IBNR days claims payable	72.0	69.1	62.0	62.6	63.7

I	Days to turn claims (1)(2)	49.4	48.9	47.0	47.1	47.1

J = H/I	IBNR days claims payable/days to turn claims ratio	1.46	1.41	1.32	1.33	1.35
Consolidated
A	MCBP ($000s) at end of period	$1,053,300	$1,027,500	$1,104,500	$1,080,700	$1,066,600
B	Total members (000s) at end of period	2,858	2,887	2,932	2,964	2,956
C=A/B	MCBP per member at end of period	$368.54	$355.91	$376.71	$364.61	$360.83
D=A/(Health care costs/ Days in quarter)	Days claims payable	43.0	41.3	40.6	38.7	38.5

E	IBNR ($000s) (3)	$739,589	$781,537	$834,280	$852,181	$845,142

F	Claims expense per day ($000s) (3)	$10,093	$10,595	$11,999	$12,174	$11,925
G=E/B	IBNR per member at end of period	$258.78	$270.71	$284.54	$287.51	$285.91
H=E/F	IBNR days claims payable	73.3	73.8	69.5	70.0	70.9

I	Days to turn claims (1)(2)	55.6	56.4	55.8	56.6	56.6

J = H/I	IBNR days claims payable/days to turn claims ratio	1.32	1.31	1.25	1.24	1.25

K	Days receipts on hand	5.4	5.5	5.4	6.0	5.3

Note	1 - Excludes pharmacy and third party administered claims. These excluded claims do not materially impact the calculations.
Note	2 - September 30, 2004 days to turn claims assumes no further improvement in speed.
Note	3 - Excludes pharmacy claims.

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

	Q3 2004 compared to Q3 2003
Analysis	Commercial	Senior	Consolidated
Days to turn claims - September 30, 2004	63.5	47.1	56.6
Days to turn claims - September 30, 2003	60.4	49.4	55.6

Increase (decrease) in days to turn claims from September 30, 2003 to September 30, 2004	3.1	(2.3)	1.0

Q3 2003 claims expense per day ($000s)	$6,178	$3,915	$10,093

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$19,152	$(9,005)	$10,093

Total members at September 30, 2003 (000s)	2,145	713	2,858

IBNR increase (decrease) per member from improved speed of claims payments	$8.93	$(12.63)	$3.53
MCBP per member at September 30, 2003	$302.77	$566.43	$368.54

Expected MCBP per member Q3 2003 assuming improved speed of claims payments	$311.70	$553.80	$372.07

MCBP per member at September 30, 2004	$305.58	$529.89	$360.83

MCBP per member increase (decrease) over prior year	-2.0%	-4.3%	-3.0%

Compares To:
Health care cost per member - Three months ended September 30, 2003 (1)	$149.17	$503.93	$237.94
Health care cost per member - Three months ended September 30, 2004 (1)	$162.08	$541.82	$255.58
Health care cost increase per member over third quarter of prior year	8.7%	7.5%	7.4%

Note 1 - Excludes pharmacy claims.

PacifiCare Health Systems, Inc.

Medical Loss Ratio Information

(Unaudited)

(In millions)	COMMERCIAL			SENIOR			TOTAL
	Premiums	Health Care Costs	MLR	Premiums	Health Care Costs	MLR	Premiums	Health Care Costs	MLR
YTD September 30, 2004:
Private Sector	$4,448.4	$3,727.3	83.8%	$72.7	$52.6	72.4%	$4,521.1	$3,779.9	83.6%
Government Sector	—	—	N/A	4,276.1	3,675.2	85.9%	4,276.1	3,675.2	85.9%

Consolidated	$4,448.4	$3,727.3	83.8%	$4,348.8	$3,727.8	85.7%	$8,797.2	$7,455.1	84.7%

QTD 2004:
Private Sector	$1,496.7	$1,249.3	83.5%	$24.3	$16.8	69.5%	$1,521.0	$1,266.1	83.2%
Government Sector	—	—	N/A	1,463.7	1,242.7	84.9%	1,463.7	1,242.7	84.9%

Consolidated	$1,496.7	$1,249.3	83.5%	$1,488.0	$1,259.5	84.6%	$2,984.7	$2,508.8	84.1%

YTD September 30, 2003:
Private Sector	$3,938.2	$3,307.3	84.0%	$57.6	$38.5	66.8%	$3,995.8	$3,345.8	83.7%
Government Sector	—	—	N/A	4,003.7	3,380.6	84.4%	4,003.7	3,380.6	84.4%

Consolidated	$3,938.2	$3,307.3	84.0%	$4,061.3	$3,419.1	84.2%	$7,999.5	$6,726.4	84.1%

QTD 2003:
Private Sector	$1,333.5	$1,106.6	83.0%	$20.7	$13.5	65.1%	$1,354.2	$1,120.1	82.7%
Government Sector	—	—	N/A	1,316.5	1,113.8	84.6%	1,316.5	1,113.8	84.6%

Consolidated	$1,333.5	$1,106.6	83.0%	$1,337.2	$1,127.3	84.3%	$2,670.7	$2,233.9	83.6%